EXHIBIT 10(u)

                              SEVERANCE AGREEMENT


                  THIS SEVERANCE AGREEMENT ("Agreement") is made and effective as of the _____ day of December, 1994, by and between HOUSTON INDUSTRIES INCORPORATED, a Texas corporation having its principal place of business in Houston, Harris County, Texas (the "Company"), and _____________, an individual currently residing in Houston, Texas ("Employee"). All terms defined in paragraph 2 shall throughout this Agreement have the meanings given therein.

         1. PAYMENT OF SEVERANCE AMOUNT: If Employee's employment by the Company or any subsidiary thereof or successor thereto shall be subject to an Involuntary Termination within the applicable Covered Period, then the Company shall pay Employee an amount equal to the applicable Severance Amount, payable within 15 days after the date of Employee's termination of employment ("Termination Date").

         2. DEFINITIONS:

                  A. An "AFFILIATE" shall mean any company controlled by, controlling or under common control with the Company within the meaning of
Section 414 of the Internal Revenue Code of 1986, as amended (the "Code").

                  B. "AVERAGE ANNUAL COMPENSATION" shall mean Employee's average annual compensation which is payable by the Company or any Affiliate and is includable in the gross income of Employee for the most recent five taxable years of Employee ending before the date on which the Change of Control occurs, or such portion of such period during which Employee performed personal services for the Company or its Affiliates. Average Annual Compensation shall be determined by reference to Section 280G(d) of the Code.

                  C. "CHANGE IN EMPLOYMENT" shall mean any one or more of the following:

                  (i) a significant change in the nature or scope of Employee's authority or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;

                  (ii) a reduction in Employee's base annual compensation from that provided to him immediately prior to the date on which a Change of Control occurs;

                  (iii) Employee's opportunity to participate in bonus, stock option and other compensation plans which provide opportunities to receive compensation following the Change of Control are less than the greater of:

                           (x) the opportunities provided by the Company
                  (including its subsidiaries) for executives with comparable duties; or
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                           (y) the opportunities under any such plans under
                  which he was participating immediately prior to the date on which a Change of Control occurs;

                  (iv) employee benefits (including but not limited to medical, dental, life insurance and long-term disability) and perquisites applicable to Employee following the Change of Control are less than the greater of:

                           (x) the employee benefits and perquisites provided by
                  the Company (including its subsidiaries) to executives with comparable duties; or

                           (y) the employee benefits and perquisites to which he
                  was entitled immediately prior to the date on which a Change of Control occurs;

                  (v) a change in the location of Employee's principal place of employment by the Company (including its subsidiaries) by more than 200 miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs; or

                  (vi) a reasonable determination by the Board of Directors of the Company that, as a result of a Change of Control and a change in circumstances thereafter significantly affecting Employee's position, he is unable to exercise the authorities, powers, functions or duties attached to his position immediately prior to the date on which a Change of Control occurs.

                  D. A "CHANGE OF CONTROL" shall be deemed to have occurred if:

                  (i) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

                  (iii) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) affiliates within the meaning of the Exchange Act, or (y) any party to such merger or consolidation;
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                  (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; or

                  (v) the Company transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company;

provided, however, that unless the Board of Directors of the Company determines otherwise prior to the date of any event described in the foregoing clauses (i)
- - (v) above ("Event"), a "Change of Control" shall not have occurred if any Event results, directly or indirectly, in the beneficial ownership by the employees, former employees or members of the Board of Directors of the Company of:

                           (x) substantially all of the assets of the Company;
                  or

                           (y) securities of the Company representing 30% or
                  more of the combined voting power of the outstanding securities of the Company or any successor to the Company.

                  E. "COVERED PERIOD" for Employee shall mean a period of time following the occurrence of a Change of Control equal to the lesser of (i) Employee's period of employment with the Company, any subsidiary or any predecessor of either thereof prior to that Change of Control, or (ii) three years.

                  F. "INVOLUNTARY TERMINATION" shall mean any termination which:

                  (i) does not result from a resignation by Employee (other than a resignation pursuant to clause (ii) of this subparagraph (F)); or

                  (ii) results from a resignation following any Change in Employment;

provided, however, the term "Involuntary Termination" shall not include:

                           (x) a Termination for Cause; or

                           (y) any termination as a result of death, disability
                  or early or normal retirement pursuant to a retirement plan to which Employee was subject prior to any Change of Control.

                  G. "SEVERANCE AMOUNT" is an amount equal to 2.99 times Employee's Average Annual Compensation.

                  H. "TERMINATION FOR CAUSE" shall mean only a termination as a result of fraud, material misappropriation of or intentional material damage to the property of the Company (including its subsidiaries), or commission of a felony by Employee related to his employment with the Company.

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                  I. "VOTING SECURITIES" shall mean any securities which
ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

         3. PARACHUTE PAYMENT LIMITATION: Notwithstanding any provision of this Agreement to the contrary, the aggregate present value of all parachute payments payable to or for the benefit of Employee, whether payable pursuant to this Agreement or otherwise, shall be limited to three times Employee's base amount less $1 and, to the extent necessary, benefits under this Agreement shall be reduced by the Company in order that this limitation not be exceeded. For purposes of this Section 3, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 3 to avoid excise taxes on Employee under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

         4. MEDICAL AND DENTAL BENEFITS: If Employee's employment by the Company or any subsidiary thereof or successor thereto shall be subject to an Involuntary Termination within the Covered Period, then to the extent that Employee or any of Employee's dependents may be covered under the terms of any medical or dental plans of the Company (or any subsidiary) for active employees immediately prior to such termination, the Company will provide Employee and those dependents with equivalent coverages for a period not to exceed 30 months from such termination; provided, however, that if Employee retires and is eligible for retiree medical coverage for life under the Company group medical plan, he will instead receive such retiree medical coverage. Such coverages may be procured directly by the Company (or any subsidiary thereof, if appropriate) apart from, and outside of the terms of the plans themselves; provided that Employee and Employee's dependents comply with all of the conditions of the aforementioned plans. In consideration for these benefits, Employee must make contributions equal to those required from time to time from active or retired employees (as applicable) for equivalent coverages under the aforementioned plans.

         5. NOTICES: For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Company:            Houston Industries Incorporated
                                            5 Post Oak Park
                                            P.O. Box 4567
                                            Houston, Texas  77210

                                            ATTENTION:  Chairman of the Board

                  If to the Employee:       _________________________________
                                            _________________________________

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
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         6. APPLICABLE LAW: This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

         7. SEVERABILITY: If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

         8. WITHHOLDING OF TAXES: Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         9. NO EMPLOYMENT AGREEMENT: Nothing in this Agreement shall give Employee any rights to (or impose any obligations for) continued employment by the Company or any subsidiary thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Employee for the Company or any subsidiary thereof or successor thereto.

         10. NO ASSIGNMENT; SUCCESSORS:

                  A. Employee's right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation or a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  B. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all of substantially all of its assets unless either (i) the person or entity acquiring such assets or a substantial portion thereof shall expressly assume by an instrument in writing all duties and obligations of the Company hereunder or (ii) the Company shall provide, through the establishment of a separate reserve therefor, for the payment in full of all amounts which are or may reasonably be expected to become payable to Employee hereunder.

         11. TERM: This Agreement shall be effective as of the date first above written and shall remain in effect for a period of two years thereafter; provided, however, that in the event of a Change of Control during the term hereof, this Agreement shall remain in effect for the Covered Period, as defined in paragraph 2 hereof.

         12. EXTENSION: The Board of Directors or Executive Committee of the Company may, at any time prior to the expiration hereof, extend the term hereof for a period of up to two years from

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the date on which such extension is approved, without any further action on the part of Employee or the Company.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                        HOUSTON INDUSTRIES INCORPORATED



                                            By______________________________


                                            EMPLOYEE
                                            ________________________________

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